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                                                                    EXHIBIT 24.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Datametrics Corporation of our report dated January 17, 1997, included in the 1996 Annual Report to Shareholders of Datametrics Corporation.

Our audits also included the financial statement schedule of Datametrics Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule listed above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-14969) pertaining to the Datametrics Employee Savings Plan and the Registration Statement (Form S-8 No. 33-78128) pertaining to the 1993 Directors' Option Plan and the Amended and Restated 1993 Stock Option Plan of Datametrics Corporation incorporated herein by reference, of our report included in the Annual Report (Form 10-K) of Datametrics Corporation.

                                                   /s/Ernst & Young LLP


Woodland Hills, California
February 6, 1998